                                                                     EXHIBIT 15b


ACCOUNTANTS' LETTER RE: UNAUDITED FINANCIAL INFORMATION


Shareholders and Board of Directors
Sanderson Farms, Inc.

We are aware of the incorporation by reference in Registration Statements (Form S-8 No. 33-67474 and Form S-8 No. 333-92412) pertaining to the Sanderson Farms, Inc. and Affiliates Stock Option Plan of our report dated August 20, 2003 relating to the unaudited condensed consolidated interim financial statements of Sanderson Farms, Inc. that are included in its Form 10-Q for the quarter ended July 31, 2003.


                                             /s/ Ernst & Young LLP


Jackson, Mississippi
August 22, 2003